Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133408), Form S-8 (No. 333-182552) and on Form S-3 (No. 333-175094) of Quality Distribution, Inc. of our report dated March 11, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Tampa, Florida

March 11, 2014